Direct line: +1 284 852 7309

Direct Email: michael.killourhy@ogier.com

22 February 2019

National Energy Services Reunited Corp.

777 Post Oak Blvd., Suite 730

Houston, Texas 77056

United States of America

Dear Sirs

National Energy Services Reunited Corp. (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements to such form filed with the Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended (Act) (the Registration Statement), related to the registration of the resale by those certain security holders named as such in the Registration Statement (the Selling Security Holders) of 18,484,848 ordinary shares of no par value in the Company (the Selling Security Holder Shares) which were issued to such Selling Security Holders in connection with the consummation of the transactions related to the business combination of the Company Gulf Energy S.A.O.C..

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)

(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 14 February 2019;

(ii)	the public information revealed from a search of each of the Civil Index Book and the Commercial Book, each from the date of the Company’s incorporation, maintained by the British Virgin Islands’ High Court Registry on 14 February 2019;

(each of the searches in (b)(i) and (ii) together as updated on 22 February 2018 (the Public Records);

(c)	registered agent’s certificates issued by the Company’s registered agent dated 14 February 2018 (the Registered Agent’s Certificate); and

(d)	written resolutions or minutes of meetings of the board of directors of the Company or the pricing committee thereof (the Director Resolutions) containing unanimous resolutions of the directors of the Company dated or recording a meeting held on 20 February 2017, 11 May 2017 and again on 11 May 2017, 9 February 2018, 23 May 2018, 30 May 2018 (reconvened 5 June 2018), 12 June 2018 and 14 February 2019 respectively; and

(e)	copies of such of those documents which are referred to as having been reviewed by the directors in the Director Resolutions and such other documents as are, in each and in our judgment, necessary to enable us to render the opinions expressed below.

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We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the documents referred to in paragraph 1 without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(b)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(c)	the Director Resolutions remain in full force and effect;

(d)	the accuracy and completeness of the Registered Agent’s Certificate as at the date thereof; and

(e)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:-

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under and as described in the Registration Statement.

(c)	The Selling Security Holder Shares were duly authorised for issue and have been validly issued by the Company and are fully paid and non-assessable.

(d)	The performance of the Company’s obligations under the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the Memorandum and Articles of Association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(e)	There were no actions pending against the Company based on our search of each of the Civil Index Book and the Commercial Book maintained by the British Virgin Islands High Court Registry as referred to at 1(b)(ii) above.

(f)	On the basis of our review of the Public Records, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

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4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully

SGD OGIER

Ogier

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